UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Station Street, Suite 345 Mentor, Ohio	44060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 255-6325
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in the Form 8-K filed on August 26, 2009 with the Securities and Exchange Commission, on August 20, 2009, RBS Citizens, N.A. dba Charter One (“Charter One”) received a judgment in its favor against John D. Oil and Gas Company (the “Company”), Richard M. Osborne and the Richard M. Osborne Trust of which Mr. Osborne is the sole trustee (the “Trust”), jointly and severally, for the amount of $9.5 million plus interest and late charges as well as attorneys’ fees, costs and other amounts payable under the loan agreement. Charter One also received a judgment in its favor against Great Plains Exploration, LLC (“GPE”), Oz Gas, Ltd. (“Oz Gas”) and Mr. Osborne, jointly and severally, for the amount of $21,211,495.54, plus interest and late charges as well as attorneys’ fees, costs and other amounts payable under that loan agreement. GPE and Oz Gas are companies owned or controlled by Mr. Osborne.
Discussions with Charter One have been ongoing for almost one year.
On June 18, 2010 The Company, Mr. Osborne, the Trust, GPE, and Oz Gas entered into a forbearance agreement with Charter One (the “forbearance agreement”) regarding the Company’s $9.5 million line of credit under the Loan and Security Agreement, as amended, dated March 28, 2008, by and among the Company, Richard M. Osborne and Charter One and regarding the $25.0 million loan agreement between GPE, Oz Gas and Mr. Osborne and Charter One, dated August 2, 2007 (together, the “Loan Agreements”). The Company, Mr. Osborne, the Trust, GPE and Oz Gas are collectively referred to in the Forbearance Agreement and herein as the “Defendants.”
Pursuant to the Forbearance Agreement and during the forbearance period, Charter One agreed to, among other things, forbear from exercising its rights and remedies arising out of the judgments and the Loan Agreements and to stay any action on its motion for the appointment of a receiver.
Under the Forbearance Agreement, Charter One’s agreement to forbear is conditioned upon and subject to the following conditions:
•	Payment by the Defendants of a forbearance fee of $40,000 per month during the forbearance period;

•	No material adverse change in the condition of the Defendants;

•	An assignment and grant of a security interest by the Company and GPE of each of their ownership interests in the Alpha and Panzica wells (the “Wells Assignment”);

•	A pledge by the Defendants of their ownership interests in Kykuit Resources LLC (the “Kykuit Pledge”); and

•	A pledge by Mr. Osborne of not less than 800,000 shares of common stock of Energy, Inc. with such stock having a market value of not less than $9.6 million pursuant to a pledge agreement.

In addition, commencing July 1, 2010 and each month thereafter until all amounts under the judgments and loan agreements have been paid in full, the Defendants shall pay Charter One $400,000, including the $40,000 forbearance fee. Such payments shall be applied first to Charter One’s fees and expenses, second to accrued but unpaid interest due under the judgments, and third to principal amount due under the judgments. The judgments will bear interest at LIBOR plus 1.75% with a LIBOR floor of 3.00%. If the Defendants repay $10 million and if after application of such repayment the outstanding balance of the judgments does not exceed 65% of the current producing reserve value (as that term is defined in the Loan Agreements) of the Company, GPE and Oz Gas, then the pledge of Mr. Osborne’s Kykuit interests and his Energy, Inc. shares shall be released. In addition, the Company must deposit all proceeds of its operations into accounts maintained by Charter One but during the forbearance period Charter One will not take any action to set off funds in any such account.
The forbearance period is effective until July 1, 2011, subject to the earlier termination upon the occurrence of any events of default, including non-payment of any amounts due under the Forbearance Agreement.
Because the Company does not have the available cash to repay the line of credit, if the required payments are not made, or other events of default occur, under the Forbearance Agreement or if prior to the end of the forbearance period the Company is unsuccessful in refinancing the line of credit with Charter One or if the Company is unsuccessful in obtaining substitute financing, there is substantial doubt about the Company’s ability to continue as a going concern.
Copies of the Forbearance Agreement, the Wells Assignment and the Kykuit Pledge are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference. The summaries of the Forbearance Agreement, the Wells Assignment and the Kykuit Pledge contained herein are qualified in their entirety to the copies of such agreements that are filed as exhibits to this Form 8-K.
The Company has one self-storage facility in Painesville, Ohio. This self-storage facility is operated through a partnership agreement between Liberty Self-Stor Ltd. (“Ltd.”) and the Company. Ltd. has a 70.1% equity interest and the Company has a 29.9% equity interest in the operating partnership of LSS I Limited Partnership (“LSS I”). The members of Ltd. consist of Richard M. Osborne, Thomas J. Smith, a director of the Company, and Retirement Management Company, an Ohio corporation owned by Mr. Osborne. The Painesville facility is encumbered by an amended and restated promissory note, dated June 9, 2009, in the principal amount of $1.2 million between Ltd., Mr. Osborne, the Trust and FirstMerit Bank, N.A. (“FirstMerit”) and is guaranteed by LSS I (the “Note”). The Note matures on June 1, 2014. The interest rate on the Note is LIBOR plus 2.50%. On August 24, 2009, FirstMerit gave formal notice of certain defaults under the Note and the Note became fully due and payable. On May 11, 2010, Ltd., among other parties including but not limited to Mr. Osborne and the Trust, entered into a Master Loan Modification Agreement regarding the Note pursuant to which FirstMerit waived the existing defaults and Mr. Osborne pledged an additional $1.0 million of Energy, Inc. stock as collateral for all obligations under the Note and other loan agreements not related to the Company, Ltd. or LSS I.

Item 2.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Forbearance Agreement, as of June 18, 2010, by and among RBS Citizens, N.A., dba Charter One, John D. Oil and Gas Company, Great Plains Exploration Company, LLC, Oz Gas Ltd., Richard M. Osborne and the Richard M. Osborne Trust

10.2	Assignment and Security Agreement (Ownership Interest in Alpha and Panciza Oil and Gas Wells), as of June 18, 2010, by John D. Oil and Gas Company and Great Plains Exploration Co., LLC to RBS Citizens, N.A., dba Charter One

10.3	Pledge Agreement (Membership Interest Kykuit Resources, LLC), as of June 18, 2010, John D. Oil and Gas Company, Richard M. Osborne and Richard M. Osborne, Trustee of the Richard M. Osborne Trust to RBS Citizens, N.A., dba Charter One

99.1	Press Release dated June 25, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company
By	/s/ C. Jean Mihitsch
	Name:	C. Jean Mihitsch
	Title:	Chief Financial Officer

Dated: June 25, 2010

EXHIBIT INDEX
10.1	Forbearance Agreement, as of June 18, 2010, by and among RBS Citizens, N.A., dba Charter One, John D. Oil and Gas Company, Great Plains Exploration Company, LLC, Oz Gas Ltd., Richard M. Osborne and the Richard M. Osborne Trust

10.2	Assignment and Security Agreement (Ownership Interest in Alpha and Panciza Oil and Gas Wells), as of June 18, 2010, by John D. Oil and Gas Company and Great Plains Exploration Co., LLC to RBS Citizens, N.A., dba Charter One

10.3	Pledge Agreement (Membership Interest Kykuit Resources, LLC), as of June 18, 2010, John D. Oil and Gas Company, Richard M. Osborne and Richard M. Osborne, Trustee of the Richard M. Osborne Trust to RBS Citizens, N.A., dba Charter One

99.1	Press Release dated June 25, 2010